EXHIBIT NO. 11.01


                   PARK ELECTROCHEMICAL CORP.

                        AND SUBSIDIARIES

         COMPUTATION OF FULLY-DILUTED EARNINGS PER SHARE
              (In thousands, except per share data)


                                                   Fiscal year ended
                                       1997    1996    1995
ADJUSTMENT OF NET EARNINGS:

Net earnings                         $18,559 $24,898 $17,345

Adjustments resulting from assumed
 conversion of 5.5% Convertible
 Subordinated Notes ("Notes") in fiscal
 1997 and 1996 and 7.25% Convertible
 Subordinated Debentures ("Debentures")
 in fiscal 1995:
 Reduction of interest expense and
   amortization of deferred debt
   financing costs                     5,420      81     389
 Related tax effect on above          (1,897)    (28)   (136)

Net earnings, as adjusted            $22,082 $24,951 $17,598


ADJUSTMENT OF WEIGHTED AVERAGE
 NUMBER OF COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING:

Weighted average number of common and
 common equivalent shares outstanding 11,551  11,794  10,858

Add weighted average shares
 assumed to be issued upon:
 Conversion of Notes and Debentures     2,370     32     504

 Exercise of stock options at period-end
  market price if higher than average
  market price for fiscal year            11      34     208

Weighted average number of common
 and common equivalent shares
 outstanding, as adjusted             13,932  11,860  11,570


FULLY-DILUTED EARNINGS PER SHARE     $  1.59 $  2.10 $  1.52







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